SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                November 20, 1997
                Date of Report (Date of earliest event reported)



                                  InaCom Corp.
             (Exact name of registrant as specified in its charter)


              Delaware                   0-16114               47-0681813
           (State or other             (Commission            (IRS Employer
           jurisdiction of            File Number)          Identification No.)
           incorporation)


               10810 Farnam Drive, Suite 200, Omaha Nebraska 68154 (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code
                                 (402) 392-3900





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Item 5.   OTHER EVENTS.

         On November 20, 1997, InaCom Corp. (the "Company" or "Inacom") completed the issuance and sale of $11,250,000 of 4.50% Subordinated Convertible Debentures due November 1, 2004 ("Debentures") following the underwriters' exercise of an overallotment option granted by the Company in connection with the issuance and sale of $75,000,000 of Debentures on November 4, 1997. The Debentures are convertible at any time into common stock at a conversion rate of
25.2350 shares of common stock for each $1,000 principal amount of the debentures (equivalent to a conversion price of $39.63 per share). An aggregate of 283,876 shares of common stock would be issued if all of the $11,250,000 of Debentures were converted into common stock. The net proceeds from the offering of the Debentures pursuant to the overallotment exercise were approximately $10,923,750.

         The overallotment option granted by the Company to underwriters in connection with the Company's issuance and sale of 3,000,000 shares of common stock on November 4, 1997 has expired without exercise by the underwriters.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 4.1 $11,250,000 4.50% Subordinated Convertible Debenture, Due November 1, 2004.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  INACOM CORP.


December 1, 1997                  /s/ David C. Guenthner
                                  ----------------------------
                                  David C. Guenthner
                                  Executive Vice President
                                  and Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit  Description

         4.1 $11,250,000 4.50% Subordinated Convertible Debenture, Due November 1, 2004.


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